FORM 10-K                                                                Page 41
Exhibit 10.1(c)
                             THIRD AMENDMENT TO THE

                           EMPLOYEES' RETIREMENT PLAN

                                       OF

                             CONE MILLS CORPORATION
                   (As Amended and Restated December 1, 1994)


AMENDMENT dated as of August 8, 1996 to the Employees' Retirement Plan of Cone Mills Corporation, as Amended and Restated December 1, 1994 (the "Plan").

A. The Board of Directors desires to correct certain drafting errors in the Plan as requested by the Internal Revenue Service in order to obtain a favorable determination letter as to the Plan's qualified status.

NOW, THEREFORE, the Plan as submitted to the Internal Revenue Service be and hereby is amended as follows, effective December 1, 1994:

(1) By deleting subparagraph (ii) of Plan Section 1.03(c) in its entirety and inserting in lieu thereof the following:

         "(ii) by using 120% of the "applicable interest rate" if the present value of the Accrued Benefit exceeds $25,000 as determined under subparagraph (i), above, but in no event shall the present value calculated under this subparagraph (ii) be less than $25,000."

The above amendment shall be deemed retroactively to precede the First Amendment and the Second Amendment to the Plan, the latter of which further amended and restated Section 1.03 of the Plan in its entirety effective January 1, 1996.

IN WITNESS WHEREOF, this Amendment, having been authorized by the Board of Directors of Cone Mills Corporation at a meeting duly held on August 8, 1996 is signed by the Vice President and Secretary of the Corporation on the 8th day of August, 1996.


CONE MILLS CORPORATION


By:/s/ Terry L. Weatherford
       Terry L. Weatherford
       Vice President and Secretary


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